Exhibit 10.35.14

FOURTEENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of November 12, 2020

Between:

LOANDEPOT.COM, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend (for the fourteenth time) the Master Repurchase Agreement dated June 3, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated October 19, 2016, the 12/16 Rewarehousing Letter Agreement, the Second Amendment to Master Repurchase Agreement dated February 28, 2017, the Third Amendment to Master Repurchase Agreement dated June 2, 2017, the Fourth Amendment to Master Repurchase Agreement dated August 31, 2017, the Fifth Amendment to Master Repurchase Agreement dated October 30, 2017, the Sixth Amendment to Master Repurchase Agreement dated November 10, 2017, the Seventh Amendment to Master Repurchase Agreement dated August 30, 2018, the Eighth Amendment to Master Repurchase Agreement dated October 15, 2018, the Ninth Amendment to Master Repurchase Agreement dated November 30, 2018, the Tenth Amendment to Master Repurchase Agreement dated April 30, 2019, the Eleventh Amendment to Master Repurchase Agreement dated August 9, 2019, the Twelfth Amendment to Master Repurchase Agreement dated October 14, 2019, the Omnibus Letter Agreement dated April 30, 2020, and Thirteenth Amendment to Master Repurchase Agreement dated October 12, 2020 the “Amended MRA”, and as amended hereby and as further supplemented, amended or restated from time to time, the “MRA”), to amend various definitions and exhibits, amend certain covenants, and update Seller’s notice information.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there. The numbered Sections of this Amendment are numbered to correspond to the numbering of the Sections of the Amended MRA amended hereby.

2.	Definitions; Interpretation

(a) Definitions.

A. The following definitions in Section 2(a) of the Amended MRA are amended to read as follows:

“Adjusted Leverage Ratio” is defined in the Side Letter.

“Adjusted Tangible Net Worth” is defined in the Side Letter.

“Aged Loan” is defined in the Side Letter.

“Approved eMortgage Takeout Investor” means any of (i) CL, Fannie Mae and Freddie Mac and (ii) any other Approved Takeout Investor that has been specifically approved in writing by Buyer for purchases of eMortgage Loans and with which Buyer and Seller have entered into an eNote Control and Bailment Agreement; provided that Buyer will give Seller five (5) Business Days’ written notice of Buyer’s election to withdraw or remove its prior approval of any Approved eMortgage Takeout Investor described in clause (ii) above and no such elective withdrawal or removal of Buyer’s approval of any such Approved eMortgage Takeout Investor shall affect or impair the acceptability of any Takeout Commitment covering any Purchased Mortgage Loan purchased before the effective date of such removal. The initial list of Approved eMortgage Takeout Investors (in addition to CL, Fannie Mae and Freddie Mac), which may be updated by Buyer from time to time, is attached as Schedule I-A to the Side Letter.

“Approved Takeout Investor” means any of (i) Fannie Mae, Freddie Mac and the other entities listed on Schedule I attached to the Side Letter, as such schedule is updated from time to time by Buyer, in its reasonable discretion, with written notice to Seller and Custodian, or (ii) an entity that is acceptable to Buyer in its reasonable discretion, as indicated by Buyer to Seller and Custodian in writing; provided that, notwithstanding the foregoing, any entity described in the foregoing clauses (i) and (ii) that fails to perform any of its obligations under its Takeout Agreement shall cease to be an Approved Takeout Investor automatically upon such failure unless Buyer waives such disqualification in writing.

“Available Warehouse Facilities” is defined in the Side Letter.

“Cash Equivalents” is defined in the Side Letter.

“CL” means JPM Chase, operating through its unincorporated division commonly known as its Correspondent Lending group.

“Compliance Certificate” is defined in the Side Letter.

“Debt” is defined in the Side Letter.

“Eligible Mortgage Loan” is defined in the Side Letter.

“Government Loan” means a Mortgage Loan that is insured by the FHA or guaranteed by the Department of Veterans Affairs or RHS. The term “Government Loan” does not include any Mortgage Loan that is a Conventional Conforming Loan or a Jumbo Loan.

“Income” is defined in the Side Letter.

“Leverage Ratio” is defined in the Side Letter.

“Liquidity” is defined in the Side Letter.

“Qualified Subordinated Debt” is defined in the Side Letter.

“Tangible Net Worth” is defined in the Side Letter.

B. The following new definitions are added to Section 2(a) of the Amended MRA in alphabetical order:

“Fourteenth Amendment Effective Date” means November 12, 2020, the effective date of the Fourteenth Amendment to MRA.

“Fourteenth Amendment to MRA” means the Fourteenth Amendment to Master Repurchase Agreement dated November 12, 2020 amending the Amended MRA.

“Low FICO Loan” means a Conventional Conforming Loan, Government Loan or RHS Loan whose Mortgagor has a FICO Score of 620 or more but less than 660. The term “Low FICO Loan” does not include any Jumbo Loans.

C. The following definitions are deleted from Section 2(a) of the Amended MRA:

“Long Aged Loan”

“Magnetar Credit Agreement”

“Moderately Aged Loan”

11.	Seller’s Covenants.

A. Section 11(e)(vii)(B) of the Amended MRA is amended to read as follows:

(B) Seller’s existing Debt, or Seller’s existing guaranties of its Subsidiaries’ or any other Persons’ indebtedness, described on Exhibit H attached to the Side Letter at current levels;

B. Section 11(i)(i) of the Amended MRA is amended to read as follows:

(i) Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any Permitted Tax Distribution or other dividend or distribution (other than stock dividends), direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Buyer if (i) Seller’s net income before taxes for the calendar quarter immediately preceding the current quarter is less than One Dollar ($1), in which case Buyer’s consent shall not be unreasonably withheld, or (ii) any Default or Event of Default described in Subsection 12(a)(i) (payment), Section 13 of the Side Letter (Financial Covenants), Section 11(q) (Hedging Arrangements) or Subsection 12(a)(x) (other Debt of $1,000,000 or more to Buyer or Buyer’s Affiliate), shall have occurred and be continuing, in which case Buyer’s consent may be granted or withheld in Buyer’s sole discretion.

C. Section 11(v) of the Amended MRA is amended to read as follows:

(v) [Reserved.]

12.	Events of Default; Remedies.

A. Section 12(a)(iv) of the Amended MRA is amended to read as follows:

(iv) Seller shall fail to comply with any of the requirements set forth in Section 11(d) (Inspection of Properties and Books), Section 11(o) (Loan Determined to be Defaulted or Defective) or Section 13 of the Side Letter (Financial Covenants); or

15.	Notices and Other Communications

A. Seller’s notice information is amended to read as follows:

if to Seller:

loanDepot.com, LLC

26642 Towne Centre Drive

Foothill Ranch, California 92610

Attention: Patrick Flanagan, Chief Financial Officer

Phone: 949-860-3306

Email: pflanagan@loandepot.com

EXHIBIT B

A. Clause (qqq) of Exhibit B of the Amended MRA is amended to read as follows:

(qqq) Ineligible Loan Types. The Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) a home equity line of credit or similar loan, (iv) a reverse mortgage, (v) a subprime Mortgage Loan or alt-A Mortgage Loan or (vi) considered an “Expanded Approval” loan or a similar loan such as is described in the applicable Agency’s eligibility certification. For the avoidance of doubt, even if specified or referenced in the definition of “Eligible Mortgage Loan” under this Agreement as amended and in effect before the effective date of the Omnibus Letter Agreement between Buyer and Seller dated April 30, 2020, the following Loan Types and any similarly specially-designated Loan Types are ineligible for inclusion in any Transaction entered into on or after April 30, 2020:

High-CLTV Loans, Low FICO Government Loans, Low FICO FHA/VA Loans, Manufactured Housing Loans, State Bond Loans, Freddie Mac Small Balance Loans, Government High CLTV Loans, and OATI Jumbo Loans

EXHIBIT C

Exhibit C attached to the Amended MRA is deleted in its entirety and replaced with Exhibit C attached hereto.

EXHIBIT F

Exhibit F attached to the Amended MRA is deleted in its entirety and replaced with Exhibit F attached hereto.

EXHIBIT H

Exhibit H attached to the Amended MRA is deleted in its entirety and replaced with Exhibit H attached hereto.

SCHEDULE I

Schedule I attached to the Amended MRA is deleted in its entirety and replaced with Schedule I attached hereto.

SCHEDULE I-A

Schedule I-A attached to the Amended MRA is deleted in its entirety and replaced with Schedule I-A attached hereto.

SCHEDULE II

Schedule II attached to the Amended MRA is deleted in its entirety and replaced with Schedule II attached hereto.

SCHEDULE III

Schedule III attached to the Amended MRA is deleted in its entirety and replaced with Schedule III attached hereto.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Laura Carter
Laura Carter
Authorized Officer

LOANDEPOT.COM, LLC

By:	/s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Chief Financial Officer

Signature page to Fourteenth Amendment to Master Repurchase Agreement